EXHIBIT 99.2

HVCW Announces the Acquisition of Pacific Energy Network

August 11, 2022

On July 15, 2022, Harrison, Vickers & Waterman, Inc., a Wyoming corporation (“HVCW”), PEN Merger Sub, LLC, a California limited liability company (“Merger Sub”), and Pacific Energy Network LLC, a California limited liability company (“PEN”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

On August 8, 2022 Harrison Vickers & Watermain, Inc and Pacific Energy finalized and closed on the Merger Agreement.

Pacific Energy Network (PEN) is a California based parent company of several subsidiary LLC’s that manage solar, roofing, HVAC, security, distribution, consulting, lead generation, marketing, sales, data, software and mortgage divisions.

Founded in 2018, PEN has quickly become one of the largest and most successful home services companies in the nation with a footprint across multiple states. With a focus on customer satisfaction and strategic business planning, PEN has grown into a multi-product business that has increased revenue year over year and expanded its reach into new markets across the United States.

For further information, please visit the Company’s website at www.joinmps.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this news release which are not historical facts may be “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those currently anticipated. For example, statements that describe PEN’s hopes, plans, objectives, goals, intentions, or expectations are forward-looking statements. The forward-looking statements made herein are only made as of the date of this news release. Numerous factors, many of which are beyond HVCW and PEN’s control, will affect actual results. HVCW and PEN undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. This news release should be read in conjunction with HVCW’s most recent financial reports and other filings posted with the OTC Markets and/or the U. S. Securities and Exchange Commission by HVCW.

For More Information Contact:

Investor Relations

TEN Associates

Tom Nelson

480-326-8577